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                                                                     EXHIBIT 4.5


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THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND ANY STATES SECURITIES LAWS IN RELIANCE UPON APPLICABLE EXEMPTIONS THEREUNDER. THIS INSTRUMENT MAY CONSTITUTE A "SECURITY" FOR THE PURPOSES OF SUCH LAWS, AND, AS SUCH, MAY NOT BE FURTHER SOLD OR TRANSFERRED BY THE HOLDER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION THEREUNDER APPLICABLE TO SUCH SALE OR TRANSFER.
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                              10% CONVERTIBLE NOTE
                               DUE MARCH 1, 2001
                   AVIATION GROUP, INC., A TEXAS CORPORATION

                                                                  $_____________
DATE: _______________, 1996                                        NO. _________



         FOR VALUE RECEIVED, Aviation Group, Inc., a Texas corporation (the "Company"), promises to pay to the registered holder ________________________________________________________________________ the
sum of ___________________
________________________________________________________ Dollars
($_________________) plus interest at the rate of ten percent (10%) per annum accruing from the date hereof on the unpaid indebtedness hereof until finally paid. Said principal and accrued interest shall be paid by the Company in lawful money of the United States of America, at the Company's offices in Dallas, Texas, or at such other place as may be designated in writing by the Company, to the registered holder hereof as follows:

                 (a) Commencing on April 1, 1996, accrued interest hereunder shall be payable in quarterly installments on the first day of April, July, October and January of each year until maturity;

                 (b) Commencing on April 1, 1998, equal quarterly installments of principal of $___________ each shall be payable on the first day of April, July, October and January of each year until maturity; and

                 (c) All outstanding principal and unpaid accrued interest shall be finally due and payable on March 1, 2001.

         1.      Prepayment.  The principal or interest hereunder may be
prepaid at any time without penalty or premium; provided, however, the Company shall provide at least (10) days prior written notice to the registered holder of such prepayment, and such holder may elect to exercise its conversion rights hereunder with respect to the indebtedness to be prepaid prior to receipt of such prepayment.
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         2.      Secured Status of Holder.  This debt instrument is secured by, and the holder of this instrument shall also be entitled to the benefits of, that certain Pledge Agreement dated of even date herewith executed by the Company pursuant to which the Company has pledged certain shares of the common stock of Pride Aviation, Inc. There is no sinking fund for this instrument.

         3. Default. In the event of (i) any failure by the Company to make any payment of principal or interest hereunder within ten (10) days after written notice of default in such payment from the holder has been received by the Company, (ii) the filing of a petition by or against the Company under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Act (for bankruptcy or reorganization or other relief), or (iii) any assignment by the Company for the benefit of its creditors, the holder hereof may, at such holder's option, declare the entire unpaid balance hereof immediately due and payable and, in addition, exercise any of its rights and remedies under the Pledge Agreement. Any delay on the part of the holder in exercising any rights hereunder shall not operate as a waiver of said rights; acceptance of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums; and acceptance of any payment after the holder has declared the entire indebtedness due and payable shall not cure any default of the maker or operate as a waiver of any rights of the holder hereunder. Upon default, the Company agrees to pay all costs and reasonable actual attorneys' fees for collection of this debt instrument.

         4. Class of Notes. With respect to the repayment of this instrument, the holder of this debt instrument shall have equal priority to and be pari passu with the claims of all other holders of debt instruments of the same class as this instrument. The Maker agrees to treat alike all holders of promissory notes in the same class as this Note and not to favor one Noteholder over any other Noteholder in the same class. Any value or benefits accruing or payable on any note in such class, including this Note, shall accrue or be paid pro rata with respect to all notes, including this Note, in the class, in proportion to, and to the extent of their respective outstanding principal amounts.

         5.      Conversion Rights.

                 (a) Terms. The holder of this debt instrument shall have the right from time to time to convert any or all of the unpaid indebtedness hereof (including accrued but unpaid interest) into shares of the Company's Common Stock, par value $.01, at a conversion rate of Four and 50/100 Dollars ($4.50) of indebtedness per share of Common Stock. Such conversion right may be exercised at any time prior to the maturity date of this instrument. To effect such conversion, the holder must tender to the Company at its offices in Dallas, Texas this instrument together with a written notice of exercise of such conversion right stating the amount hereof being converted. Upon the giving of the notice of conversion and receipt of this instrument as hereinabove provided, no further interest shall accrue upon the converted indebtedness hereof, and the Company shall issue to such holder a

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certificate evidencing the shares of the Company's Common Stock to which such holder is entitled in proper form. The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of its Common Stock upon conversion of any debt represented hereby.

                 (b) Adjustments. In the event of any stock dividend, split, combination or reclassification directly affecting the then outstanding Common Stock of the Company, the then effective conversion rate at which the indebtedness of this instrument may be converted into shares of Common Stock shall be proportionately adjusted, upward or downward, to prevent dilution or enlargement of the rights of the holder hereof, effective at the close of business on the date of such dividend, split, combination or reclassification. In the event the Common Stock of the Company shall be changed into another kind of capital stock or debt (otherwise then through a stock dividend, split, combination or reclassification) or shall represent the right to receive some other security or property, as a result of any capital reorganization or any merger or consolidation with another corporation in which the Company is not the surviving corporation, or any sale of all or substantially all of the assets of the Company to another corporation, such debt shall (subject to further adjustment in conversion price as herein provided) thereafter entitle the holder hereof to acquire upon conversion hereof the kind and number of shares of stock or other securities or property to which such holder would have been entitled if he had the Common Stock issuable upon the conversion of the debt evidenced by this instrument immediately prior to such capital reorganization, merger, consolidation or sale of assets. If the conversion rate shall be adjusted as provided in this paragraph, the Company shall forthwith prepare a statement signed by the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. The Company shall forthwith cause such statement to be sent by first class mail, postage prepaid, to the registered holder of this instrument at his address appearing upon the Company's register.

                 (c) Securities Laws and Transfers. The holders hereof acknowledge that the Company has no obligation to register this instrument under applicable securities laws or to provide a prospectus for any offer or transfer thereof by the holder. Each debt instrument issued upon the transfer of this debt instrument shall have the same restrictive legend contained on the face hereof. The shares of the Company's Common Stock to be issued upon conversion of this instrument shall not be registered pursuant to the Securities Act of 1933 or any state securities law or regulation. The certificates evidencing such shares shall bear an appropriate legend to the effect that such shares have not been registered under the Securities Act of 1933 nor under the securities laws of any state and that such shares may not be sold within the United States of America unless so registered or unless the Company shall receive an opinion of counsel satisfactory to it that such registration is unnecessary. This instrument is registered on the Company's books both as to principal and interest and is transferable only on the register of the Company by presentation of the instrument to the Company with an instrument of transfer duly executed by the holder or his duly authorized agent.





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                 (d)      Company Liquidation.  In the event a voluntary or
involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of the assets of the Company) is at any time proposed, the Company shall give at least ten days' written notice to the registered holder prior to the record date as of which holders of the Company's Common Stock will be entitled to receive distributions as a result of the proposed transaction. Such notice shall contain: (i) the date on which the transaction is to take place; (ii) the record date as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (iii) a brief description of the transaction; (iv) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (v) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, the conversion right granted under this instrument shall terminate.

                 (e) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this instrument. Instead of any fractional share which would otherwise be issuable upon conversion, the Company will pay a cash adjustment with respect to such fractional share in an amount equal to the same fraction of the then effective conversion rate.

                 (f) Rules of Procedure. The Board of Directors of the Company, or a committee established by it, shall have the right from time to time to adopt specific rules of procedure to carry out the full intent of the conversion provisions of this instrument and to do all reasonable acts therefor; provided that such rules and acts shall not violate the specific terms of this debt instrument.

                 (g) Miscellaneous. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion rights of this instrument and other debt instruments of the same class. Shares deliverable upon the conversion of the indebtedness of this instrument shall, at delivery, be fully paid and nonassessable, free from all taxes, liens and charges arising out of their issuance. In the case of the conversion of less than all of the indebtedness of this instrument, the Company shall cancel this instrument and execute and deliver a new instrument of like tenor and date for the balance of the unpaid and unconverted indebtedness.

         6. Registered Holder and Exchange. Prior to due presentment for registration of transfer of this instrument, the Company may treat the registered holder as the person exclusively entitled to receive payments and notices and otherwise to exercise rights hereunder. Subject to the restrictions on transfer herein contained, this instrument is exchangeable, on its surrender by the registered owner to the Company, for two or more new instruments of like tenor and date, representing in the aggregate the same principal amount of this instrument, in denominations designated by the registered holder at the time of surrender.





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         7.      Rights of Offset.    The Company has the right to offset
against amounts owing by it under this debt instrument certain amounts that may be owed to it under that certain Stock Purchase Agreement dated December ___, 1995 between the Company, Sunbelt Business Capital Incorporated ("Sunbelt"), Pride Aviation, Inc. ("Pride") and the stockholders of Sunbelt and Pride.

         8. Miscellaneous. This instrument does not entitle the holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this instrument or the shares of Common Stock into which the principal amount hereof may be converted until, and except to the extent that, the conversion right granted in this instrument is exercised.

         This instrument is not subject to redemption. No provisions of this instrument restrict any declaration of dividends by the Company, require the maintenance by the Company of any reserves or any minimum financial condition, or restrict the incurrence of additional debt or the issuance of additional securities by the Company. This instrument is not issued pursuant to a trust indenture, and no third party trustee shall act on behalf of or represent the holder of this instrument or monitor the compliance of the Company with the provisions hereof on behalf of the holder.

         IN WITNESS WHEREOF, Aviation Group, Inc. has caused this instrument to be executed in its name and behalf and its corporate seal to be hereto affixed by its President, thereunto duly authorized, as of the day and year first above written.

ATTEST:                                  AVIATION GROUP, INC.


                                         By:
---------------------------------           ----------------------------------

Its:                                     Its:
    -----------------------------            ---------------------------------





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                                 TRANSFER FORM


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

                          Name:
                               ---------------------------------------------

                          Address:
                                  ------------------------------------------

                                  ------------------------------------------

this instrument and irrevocably appoints ___________________________________ attorney (with full power of substitution) to transfer this instrument on the books of Aviation Group, Inc.

Date:                             SIGNATURE:
     --------------------------

                                        ------------------------------------
                                        (Please sign exactly as name appears on
                                        instrument)


                                        Taxpayer Identification Number:


                                        ------------------------------------

In the presence of:                     Signature guaranteed by:



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                                CONVERSION FORM


         The undersigned hereby:

         (1) Irrevocably elects to convert $_____________ of the indebtedness of this instrument into shares of the Common Stock of Aviation Group, Inc. in accordance with the terms of said instrument;

         (2) Requests that a certificate for such shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and

         (3) Requests that, if such indebtedness is not all of the unpaid indebtedness under said instrument, a new instrument of like tenor for the balance of the unpaid and unconverted indebtedness of said instrument be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date:                                      SIGNATURE:
     ----------------------


                                        ------------------------------------
                                        (Please sign exactly as name appears on
                                        face of instrument)

                                        Address:

                                        ------------------------------------

                                        ------------------------------------


                                        Taxpayer Identification Number:


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